SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 1999

CALIFORNIA WATER SERVICE GROUP
(Exact name of registrant as specified in its charter)

Delaware                      1-13883              77-0448994
State of Incorporation    Commission File No.  IRS Employer ID Number

1720 North First Street, San Jose, CA 95112
Address, including Zip code, of registrant's principal executive office

(408) 367-8200
Registrant's telephone number, including area code


Item 5. Other Events

On November 23, 1999, Registrant issued a press release announcing that on November 23, 1999, Registrant had completed all actions to reincorporate itself as a Delaware corporation. From November 23, 1999 forward, Group will operate as a Delaware corporation. The reincorporation had been approved by shareholders at their annual meeting in April 1999.

Item 7. Financial Statements and Exhibits

Press release issued by the Registrant on November 23, 1999.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 1999                      California Water Service Group
                                             By:/s/Peter C. Nelson
                                                   Peter C. Nelson
                                       President and Chief Executive Officer

Exhibit Index

                                                                 Sequential
                                                                 Page
                                                                 Number

Exhibit No.

1. Press release issued by the Registrant on November 23, 1999.       5

NEWS RELEASE

CALIFORNIA WATER SERVICE GROUP


1720 North First Street
San Jose, CA 95112-4598

November 23, 1999
For Immediate Release
Contact: Gerry Feeney (408) 367-8216
         Vice President & CFO


CAL WATER COMPLETES DELAWARE REINCORPORATION

SAN JOSE, CA (November 23, 1999) - California Water Service Group (NYSE -
CWT) announced that today it had completed the process to reincorporate Group as a Delaware corporation.
The reincorporation, which was approved by shareholders at their annual meeting in April, has a number of advantages for Group: the Delaware legislature is responsive to business needs and acts quickly to enact relevant new laws; Delaware has the most extensive case law on corporate issues of any state, thereby providing corporations with more certainty about the application of laws in specific circumstances; state courts that specialize in corporate law have developed an expertise in dealing with corporate issues; and the state has developed a sharper definition of director responsibilities so that boards may act with greater certainty on issues affecting shareholders.
California Water Service Group is the parent company of California Water Service Company, CWS Utility Services and Washington Water Service Company serving approximately 1.5 million people in 60 California and Washington communities. Group is the largest investor owned water utility in the western states.
Group's common stock trades on the New York Stock Exchange under the symbol CWT. More information may be found at www.calwater.com.